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                                                                   EXHIBIT 4.4

                        UNANIMOUS SHAREHOLDERS AGREEMENT

THIS AGREEMENT Dated For Reference the 1st day of December, 1998

BETWEEN:

          WORLDWIDE FIBER COMMUNICATIONS LTD.

          ("WFCL")

AND:

          LEDCOR INC.

          ("Ledcor")

AND:

          LEDCOR INDUSTRIES LIMITED

          ("LIL")

AND:

          LEDCOM HOLDINGS LTD.

          (the "Corporation")

WHEREAS:

A.   The Corporation is a corporation incorporated under the Act.

B. WFCL, Ledcor and LIL are the beneficial and registered owners of all the issued and outstanding shares of the Corporation, holding the following shares:

          Ledcor, 50 Class "A" Common voting shares;

          LIL, 1,000,000 Class "II" Preference shares; and

          WFCL, 50 Class "A" Common voting shares.

C. The parties wish to enter into this Agreement for the purpose of defining certain rights and obligations between each of them and between each of them and the Corporation.

D. It is the intent of all of the parties that this Agreement operate and be construed as a unanimous shareholders agreement for the purposes of the Act.

IN CONSIDERATION of the mutual agreements in this Agreement and subject to the terms and conditions specified in this Agreement, the parties agree as follows:
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                                    ARTICLE 1
                                   DEFINITIONS

1.1  DEFINITIONS

In this Agreement, including the recitals and the schedules, the following words and expressions have the following meanings unless the context otherwise requires:

"Act" means the BUSINESS CORPORATIONS ACT, S.A. 1981, c B-15.

"Affiliate" means, with respect to any Shareholder, any body corporate which is directly or indirectly Controlled by such Shareholder or which Controls such Shareholder.

"Articles" means the Articles of Incorporation of the Corporation as amended from time to time.

"Board" means the Board of Directors of the Corporation.

"Bylaws" means any bylaw of the Corporation from time to time in force and effect.

"Business Day" means a day on which Canadian chartered banks are open for the transaction of business in Vancouver, British Columbia.

"Change of Control" means and shall be deemed to have occurred:

     (a) in the case of WFCL, if the individuals who, as of the date of this Agreement, constitute the Board of Directors of WFCL, together with those individuals who first became directors subsequent to such date and whose recommendation, election or nomination for election to the Board of Directors of WFCL was approved by Ledcor, cease for any reason to constitute a majority of the members of the Board of Directors of WFCL; or

     (b) in the case of Ledcor, if the individuals who, as of the date of this Agreement, constitute the Board of Directors of Ledcor, together with those who first become directors subsequent to such date and whose recommendation, election or nomination for election to the Board of Directors of Ledcor was approved by a vote of at least a majority of the directors then still in office who either were directors as of the date of the Agreement or whose recommendation, election or nomination for election was previously so approved, cease for any reason to constitute a majority of the members of the Board of Directors of Ledcor.

"Control" or "Controlled" means "control" as defined in Section 2 of the Act.

"Directors" means the persons who are from time to time, in accordance with the terms of this Agreement, duly elected or appointed Directors of the Corporation.

"Encumber" or "Encumbrance" means any mortgage, pledge, hypothecation or other encumbrance of shares having the result (directly or indirectly and either immediately or subject to the happening of any contingency) of potentially changing the identity of a Shareholder notwithstanding that such encumbrance shall be voluntary or involuntary on the party of such Shareholder.

"Escrow Agent" means the Escrow Agent under the Escrow Agreement.

"Escrow Agreement" means the Escrow Agreement described in section 2.7.

"Exercise Notice" has the meaning provided in section 2.3.


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"Insolvency Event" means the institution of any proceedings or undertaking of any act to effect the winding up or liquidation of a corporation, the institution of such proceedings to seek protection from creditors pursuant to the proposal provisions of the BANKRUPTCY AND INSOLVENCY ACT (Canada), or to be adjudicated a bankrupt or insolvent under the BANKRUPTCY AND INSOLVENCY
ACT (Canada) or any analagous laws, the consenting to the institution of such proceedings, the consenting to the filing of any petition under the BANKRUPTCY AND INSOLVENCY ACT (Canada), or any relief flowing therefrom or the appointment of a receiver or receiver manager, the institution of any act or proceeding for the appointment of a receiver or receiver manager, the making of a general assignment for the benefit of creditors, the seeking of protection from creditors under the COMPANY CREDITORS ARRANGEMENT ACT, the admission in writing of insolvency, the passing of a resolution by a corporation for its winding-up or dissolution, or the dissolution of a corporation, or the granting of any judgement against the corporation for an amount exceeding $100,000 if enforcement of such judgement is not stayed within 15 days of the granting thereof, or the seizure or attempted seizure of any assets of the corporation by any claimant, including, without limitation, any share owned by the corporation in the capital of the Corporation.

"Offending Provision" has the meaning provided in section 8.11.

"Offered Shares" has the meaning provided in subsection 3.2(a).

"Offeree" has the meaning provided in subsection 3.2(a).

"Offeror" has the meaning provided in subsection 3.2(a).

"Option Holder" has the meaning provided in section 2.2.

"Person" means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture or other entity or a foreign state or political subdivision thereof or any agency of such state or subdivision.

"Plough Technology" means the "Rubber Tired Rail Plough" which is the subject matter of United States patent No. 5,596,822 dated January 28, 1997 and Canadian patent pending No. 2,131,588, which are owned by the Corporation, and all information, designs, inventions, discoveries, modifications, adaptations or improvements relating thereto, all patents, patent applications, copyrights, integrated circuit topographies, industrial designs, utility models, proprietary information and other intellectual property rights, whether tangible or not.

"Purchased Shares" has the meaning provided in section 2.3.

"Shareholders" means collectively WFCL, Ledcor and LIL (or each individually when the context so requires) and includes all future shareholders who are deemed to be a party to the Agreement pursuant to the Act.

"Subject Shareholder" has the meaning provided in section 2.1.

"Third Party Offer" has the meaning provided in subsection 3.2(a).

"Transfer" means any transfer, sale, assignment, transmission, bequest, inheritance, or other disposition of shares having the result (directly or indirectly and either immediately or subject to the happening of any contingency) of changing the identity of a shareholder notwithstanding that such transfer shall be voluntary or involuntary on the part of such shareholder.

"Transfer Notice" has the meaning provided in subsection 3.2(a).

"Triggering Event" has the meaning provided in section 2.1.


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1.2  CAPITALIZED WORDS

Capitalized words and phrases used in this Agreement and not defined herein shall have the same meaning as are assigned to them in the Act.

1.3  REFERENCES TO ENACTMENT

References herein to any enactment of law shall, regardless if there is any specific reference to an amendment or re-enactment of such law, be deemed in any event to include reference to (i) such enactment as the same may be amended or re-enacted from time to time and every statute that may be substituted therefor, and in the case of any such amendment, re-enactment and substitution, and reference to such enactment shall be read as referring to the amended, re-enacted or substituted provisions therefor; and (ii) regulations and by-laws, if any, made pursuant to such enactment.

                                   ARTICLE 2
                               OPTION TO PURCHASE
                       ON INSOLVENCY OR CHANGE OF CONTROL

2.1  TRIGGERING EVENTS

In this Article 2, a triggering event (the "Triggering Event") shall be deemed to have occurred in respect of either WFCL or Ledcor (the "Subject Shareholder") if either of the following events occur:

     (a)  there is a Change of Control of the Subject Shareholder; or

     (b) the Subject Shareholder commits or is the subject of an Insolvency Event or, with respect to Ledcor, LIL commits or is the subject of an Insolvency Event.

For the purposes of this Agreement, "Subject Shareholder" includes any successor in title to WFCL or Ledcor, as the case may be, if any, which arises either by operation of law or pursuant to the terms of this Agreement.

2.2  OPTION

Notwithstanding any other provision of this Agreement, upon the occurrence of a Triggering Event in respect of a Subject Shareholder:

     (a) if the Subject Shareholder is WFCL, then Ledcor (in such case, herein called the "Option Holder") will have the option, exercisable on or before that day which is six months after the Triggering Event, to purchase from the Subject Shareholder all or any part of the issued and outstanding shares in the Corporation then held by the Subject Shareholder; or

     (b) if the Subject Shareholder is Ledcor, then WFCL (in such case, herein called the "Option Holder") will have the option, exercisable on or before that day which is six months after the Triggering Event, to purchase from the Subject Shareholder or LIL or both all or any part of the issued and outstanding shares in the Corporation then held by the Subject Shareholder or LIL or both;

at a purchase price equal to the fair market value of such shares. The fair market value of such shares will be as determined as follows:

     (c) If the Triggering Event is a change of control of the Subject Shareholder, then the fair market value of such shares sill be determined in good faith by agreement between Ledcor and WFCL or, in the event that Ledcor and WFCL are for any reason unable to reach agreement on the fair market value of the shares within 30 days, then Ledcor and WFCL will identify and retain a valuator who is accredited as a chartered business valuator for the purposes of determining the fair market value of the shares. If Ledcor and WFCL fail to agree on the selection of the valuator


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          within 10 days, then the selection of a valuator shall be referred to arbitration under this Agreement. The report of the valuator setting out the valuation of the shares will be final and binding on the parties.

     (d) If the Triggering Event is an Insolvency Event, then the Option Holder will identify (acting reasonably) and retain a valuator who is accredited as a chartered business valuator, for the purpose of determining the fair market value of the shares. The valuator shall be a person who is dealing at arm's length with the Option Holder. The valuator shall render its decision as to the fair market value of the shares within 60 days of the valuator's appointment, or such longer period of time as may be required by him, acting expeditiously, to complete such valuation. The report of the valuator setting out the valuation of the shares will be final and binding on the parties.

2.3  EXERCISE OF OPTION

The option will be exercisable by the Option Holder delivering to the Corporation a notice in writing (the "Exercise Notice") exercising the option which notice must be delivered no later than that day which is six months after the occurrence of the Triggering Event and which notice must specify the number and class of shares to be purchased (the "Purchased Shares"). Upon the giving of the Exercise Notice a binding contract of purchase and sale between the Option Holder and the Subject Shareholder (and LIL, as the case may be) will be deemed to come into existence on the terms specified in this Agreement.

2.4  CLOSING

The closing of the purchase and sale of the Purchased Shares shall take place at the head office of the Corporation on a closing date to be determined by the Option Holder, provided that the closing date shall not be later than the day which is 60 days after the determination of the purchase price. At the closing, each of the parties shall execute and deliver to the others such documents and instruments and take such further actions as may be necessary or appropriate to effect the transfer of the Purchased Shares to the Option Holder, and the Option Holder will pay the purchase price for the Purchased Shares.

2.5  SUBJECT SHAREHOLDER DEFAULT

If the Subject Shareholder (or LIL, as the case may be) refuses or fails to execute the documents and instruments necessary to transfer the Purchased Shares to the Option Holder, on tender of payment of the price for the Purchased Shares, the Subject Shareholder (or LIL, as the case may be) will be bound to transfer those shares to the Option Holder and, if the Subject Shareholder (or LIL, as the case may be) fails to do so, the Corporation will cause the name of the Option Holder to be entered into the register of members of the Corporation as the holder of those shares and will cancel the share certificates previously issued to the Subject Shareholder (or LIL, as the case may be) representing those shares, whether they have been produced to the Corporation or not. Payment to the Corporation, as agent for the Subject Shareholder (or LIL, as the case may be), of the purchase price will be sufficient payment by the Option Holder and entry of the transfers in the register of members of the Corporation will be conclusive evidence of the validity of the transfers. Upon completion of the transfers, and delivery of the share certificates duly endorsed in blank for transfer, the Corporation will pay the purchase price to the Subject Shareholder.

2.6  SECURITY INTEREST

In support of the obligations of the parties under this Article 2:

     (a) WFCL hereby delivers to the Escrow Agent, as agent for Ledcor, the share certificates representing all the issued and outstanding shares of the corporation held by WFCL and hereby grants to Ledcor a security interest in such shares and all proceeds of such shares (including, without limitation, all stock certificates, options, or rights of any nature whatsoever which may be issued or granted in respect of such shares, and all dividends or other income, collections thereon or distributions with respect thereto), as collateral security for the prompt and complete


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          performance when due of all obligations of WFCL under this Article
          2 (the "Secured Obligations"). If WFCL shall, as a result of its ownership of such shares, become entitled to receive or shall receive any stock certificate (including, without limitation, any certificate representing a stock dividend or distribution in connection with any reclassification, increase or redemption of capital or any certificate issued in connection with any reorganization), option or rights, whether in addition to, in substitution of, as a conversion of, or in exchange for any shares which are pledged hereunder, or otherwise in respect thereof, WFCL shall accept the same as agent for Ledcor, hold the same in trust for Ledcor and deliver the same forthwith to the Escrow Agent, as agent for Ledcor, in the exact form received and, at the option of Ledcor, duly endorsed by WFCL in blank or accompanied by an undated stock power or other instrument of transfer reasonably acceptable to Ledcor covering such certificate duly executed in blank by WFCL, as additional collateral security for the Secured Obligations. In case any distribution of capital should be made on or in respect of any such shares, or any property shall be distributed upon or with respect to such shares, pursuant to the recapitalization or reclassification of the capital of the corporation or pursuant to the reorganization thereof, the property so distributed shall be delivered to the Escrow Agent, as agent for Ledcor, to be held by it under the Escrow Agreement as additional collateral security for the Secured Obligations. If any property so paid or distributed shall be received by WFCL, WFCL shall, until such property is paid or delivered to the Escrow Agent, hold such property in trust for Ledcor, as additional collateral security for the Secured Obligations.

     (b) Ledcor and LIL each hereby delivers to the Escrow Agent, as agent for WFCL, the share certificates representing all the issued and outstanding shares of the corporation held by Ledcor and LIL and each hereby grants to WFCL a security interest in such shares all proceeds of such shares (including, without limitation, all stock certificates, options, or rights of any nature whatsoever which may be issued or granted in respect of such shares, and all dividends or other income, collections thereon or distributions with respect thereto), as collateral security for the prompt and complete performance when due of all obligations of Ledcor and LIL under this Article 2 (the "Secured Obligations"). If Ledcor or LIL shall, as a result of its ownership of such shares, become entitled to receive or shall receive any stock certificate (including, without limitation, any certificate representing a stock dividend or distribution in connection with any reclassification, increase or redemption of capital or any certificate issued in connection with any reorganization), option or rights, whether in addition to, in substitution of, as a conversion of, or in exchange for any shares which are pledged hereunder, or otherwise in respect thereof, Ledcor or LIL, as the case may be, shall accept the same as agent for WFCL, hold the same in trust for WFCL and deliver the same forthwith to the Escrow Agent, as agent for WFCL, in the exact form received and, at the option of WFCL, duly endorsed by Ledcor or LIL, as the case may be, in blank or accompanied by an undated stock power or other instrument of transfer reasonably acceptable to WFCL covering such certificate duly executed in blank by Ledcor or LIL, as the case may be, as additional collateral security for the Secured Obligations. In case any distribution of capital should be made on or in respect of any such shares, or any property shall be distributed upon or with respect to such shares, pursuant to the recapitalization or reclassification of the capital of the corporation or pursuant to the reorganization thereof, the property so distributed shall be delivered to the Escrow Agent, as agent for WFCL, to be held by it under the Escrow Agreement as additional collateral security for the Secured Obligations. If any property so paid or distributed shall be received by Ledcor or LIL, Ledcor or LIL, as the case may be, shall, until such property is paid or delivered to the Escrow Agent, hold such property in trust for WFCL, as additional collateral security for the Secured Obligations.

2.7  ESCROW AGREEMENT

As further security for the performance of the obligations of the parties under this Article 2, Ledcor, LIL and WFCL will execute an Escrow Agreement, and deliver to the Escrow Agent under the Escrow Agreement the share certificates representing the shares which they hold in the Corporation.


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                                    ARTICLE 3
                            RESTRICTIONS ON TRANSFER

3.1  RESTRICTION ON TRANSFER

No Shareholder will Transfer all or any part of its shares to any Person, whether a Shareholder or not, except as otherwise expressly provided in this Agreement.

3.2  RIGHT OF FIRST REFUSAL

     (a) A Shareholder (the "Offeror") desiring to transfer any or all of its shares will give written notice to the Corporation (the "Transfer Notice") specifying the number of its shares that it desires to Transfer (the "Offered Shares"), the price, in lawful money of Canada, for the Offered Shares, and the terms of payment upon which the Offeror is prepared to transfer the Offered Shares. The
          Transfer Notice will constitute the Corporation as the agent of the Offeror for the sale of the Offered Shares to Ledcor, if the Offeror is WFCL, or to WFCL if the Offeror is Ledcor or LIL (Ledcor or WFCL, as the case may be, is herein called the "Offeree"), at the price and upon the terms of payment specified in the Transfer Notice. The Transfer Notice will also state whether the Offeror has received an offer to purchase (the "Third Party Offer") the Offered Shares, or any of them, from, or proposes to sell the Offered Shares, or any of them, to, any particular Person or Persons who are not Shareholders and, if so, the names and addresses of those Persons and the price and terms in the Third Party Offer will be specified in the Transfer Notice. The Transfer Notice will constitute an offer by the Offeror to the Offeree to sell all, but not less than all, of the Offered Shares to the Offeree and will not be revocable.

     (b) Upon the Corporation's receipt of a written notice of acceptance from the Offeree to purchase all the Offered Shares, a binding contract of purchase and sale between the Offeror and the Offeree will be deemed to come into existence on the terms set out in this Agreement and the Transfer Notice.

     (c) On tender of payment of the price for the Offered Shares, the Offeror will be bound to transfer those shares to the Offeree and if the Offeror fails to do so the Corporation will cause the name of the Offeree to be entered in the register of members of the Corporation as the holder of those shares and will cancel the share certificates previously issued to the Offeror representing those shares whether they have been produced to the Corporation or not. Payment to the Corporation, as agent for the Offeror, of the purchase price will be sufficient payment by the Offeree and entry of the transfers in the register of members of the Corporation will be conclusive evidence of the validity of the transfers. Upon completion of the transfers, and delivery of the share certificates duly endorsed in blank for transfer, the Corporation will pay the purchase price to the Offeror.

     (d) The Offeror may for a period of 60 days after the expiration of the 30-day period provided for in subsection (b) above transfer to any person the Offered Shares pursuant to subsections (b) and (c) above, provided that:

          (i)    the Offeror may not sell less than all the Offered Shares;

          (ii) the Offeror will sell the Offered Shares for cash at closing, free and clear of encumbrances, and on terms which are otherwise identical to those specified in the Transfer Notice;

          (iii) the Offeror will not sell any of the Offered Shares to any Person, unless at the time of the sale that Person complies with section 3.4; and

          (iv) if the Offeror has not transferred the Offered Shares or any of them within the 90-day period, then the provisions of this section 3.2 will again become applicable to all of the Offered Shares not disposed of within the 90-day period.


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     (e)  The provisions as to transfers of shares contained in subsections
          (a), (b), (c) and (d) of this section 3.2 will not apply:

          (i) if, before the proposed transfer of shares is made, the Offeree waives its right to receive the Transfer Notice; or

          (ii)  to any transfer of shares pursuant to the provisions of
                Article 2 of this Agreement.

3.3  NO TRANSFER BY SUBJECT SHAREHOLDER

If a Shareholder is or has been a Subject Shareholder under section 2.2 (or, in the case of LIL, Ledcor is or has been a Subject Shareholder under section 2.2), then notwithstanding any other provision of this Agreement, except as required by the terms of this Agreement, such Shareholder will not be entitled to Transfer or otherwise dispose of its shares, or any part thereof, without the prior written consent of the other Shareholders during the applicable six month period after the occurrence of the Triggering Event under section 2.1.

3.4  FURTHER RESTRICTION OF TRANSFER

No Shareholder will Transfer all or any part of its shares to any Person, whether a Shareholder or not, who is not a party to or has not agreed to be bound by this Agreement until such Person agrees in writing to be bound by this Agreement. The Shareholders and the Corporation will not recognize or treat as a shareholder of the Corporation any Person who acquires any interest or control over any shares or afford any such Person the rights afforded by this Agreement or any of the incidents connected with being a shareholder of the Corporation until such Person subscribes to or agrees to be bound by this Agreement, and the Shareholders need only deal with, as a shareholder of the Corporation, Persons who agree in writing to be bound by this Agreement.

                                   ARTICLE 4
                         AGREEMENT ON CORPORATE MATTERS

4.1  CORPORATE MATTERS

The Shareholders and the Corporation agree that, notwithstanding any provisions to the contrary contained in the Articles of the Corporation, the corporate matters referred to in this Article 4 will be governed by the applicable provisions of this Article 4, and that in the case of any inconsistency or conflict between the Articles of the Corporation and the provisions of this Article 4, the provisions of this Article 4 will govern.

4.2  DIRECTORS

The Shareholders will vote their shares so that the Board comprises of six Directors, which include three nominees of WFCL and three nominees of Ledcor. Subject to the foregoing, if a position on the Board formerly held by a director is open for any reason, the Shareholder whose nominee formerly occupied such position will be entitled to nominate a new director to fill the vacancy. The initial directors nominated by Ledcor shall be David Lede, Clifford Lede and Ronald Stevenson. The initial directors nominated by WFCL shall be John Manrusiak, Larry Olsen and Stephen Stow.

4.3  FAILURE TO VOTE

In the event that a director fails to vote and act as a director to carry out the provisions of this Agreement, the Shareholders will exercise their rights as shareholders of the Corporation to remove such director from the Board and, subject to section 4.2, to elect in his or her place an individual who will use his or her best efforts to carry out the provisions of this Agreement.


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4.4  MATTERS REQUIRING APPROVAL OF LEDCOR AND WFCL

No sale, license, lease, transfer, mortgage, pledge or other disposition of all or any part of the Plough Technology will be undertaken without the prior written consent in writing of both of Ledcor and WFCL.

                                   ARTICLE 5
                    ARTICLES AND IMPLEMENTATION OF AGREEMENT

5.1  ARTICLES AND BYLAWS

The Articles and Bylaws shall at all times be subject to this Agreement and where any provision of the Articles or Bylaws is inconsistent with this Agreement, this Agreement shall prevail. Subject to the jurisdiction of the Court of Queen's Bench of Alberta, any Shareholder may require all of the Shareholders to cause the Articles or Bylaws to be amended or altered to the extent necessary to remove or correct such inconsistency.

5.2  VOTING OF SHARES

Each of the Shareholders shall vote or cause to be voted the shares owned by it in such a way so as to fully implement the terms and conditions of this Agreement and shall, if any director for any reason refuses to exercise his discretion in accordance with the terms of this Agreement, forthwith take such steps as are necessary to remove such director notwithstanding any provision contained herein to the contrary.

5.3  CONSENTS TO TRANSFERS

Each of the Shareholders shall be deemed to have consented to any transfer of shares made in accordance with this Agreement and each Shareholder covenants and agrees to waive any restriction on transfer contained in the Articles or Bylaws in order to give effect to such transfer.

5.4  ACKNOWLEDGEMENT BY CORPORATION

The Corporation, by its execution hereof, hereby acknowledges that it has actual notice of the terms of this Agreement, consents thereto and hereby covenants with each of the Shareholders that it will at all times during the continuance hereof, be governed by this Agreement in carrying out its business and affairs and accordingly, shall give or cause to be given such notices, execute or cause to be executed such deeds, transfers and documents and do or cause to be done all such acts, matters and things as may from time to time be necessary or conducive to the carrying out of the terms and intent hereof.

                                   ARTICLE 6
                             RESTRICTIONS ON SHARES

6.1  SHARE CERTIFICATE ENDORSEMENT

The certificates representing the shares of the Corporation shall be endorsed with the following reference as to the restrictions imposed by this Agreement:

          "The shares represented by this Certificate are subject to the provisions of the Unanimous Shareholders Agreement made on the 1st day of December, 1998, among the Corporation and all of the shareholders, which agreement imposes restrictions on the right of a shareholder, and successors of a shareholder, to sell, encumber, realize or otherwise deal with the shares represented hereby and notice of the terms and conditions of the Unanimous Shareholders Agreement is hereby given. A copy of the Unanimous Shareholders Agreement may be viewed at the registered office of the Corporation."


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6.2  RESTRICTIONS ON TRANSFERS AND ENCUMBRANCES

     Each of the Shareholders covenants and agrees that:

     (a)  a Shareholder shall not Encumber its shares, or any part thereof;

     (b) a Shareholder shall not Transfer its shares, or any part thereof, except for a Transfer made strictly in accordance with the terms of this Agreement; and

     (c) a Transfer or Encumbrance of all or any part of a Shareholder's shares shall be void and without effect unless the Transfer or Encumbrance is made strictly in accordance with the terms of this Agreement and the transferee or encumbrancee as the case may be, first agrees in writing to be bound by the terms of this Agreement in the place and stead of the Shareholder.

6.3  BENEFICIAL OWNERSHIP

Each of the Shareholders hereby represents and warrants to the other Shareholders and the Corporation that as of the date of this Agreement all of the issued shares of the capital stock of the Corporation owned by such Shareholders are owned both legally and beneficially solely by them.

                                   ARTICLE 7
                        UNANIMOUS SHAREHOLDERS AGREEMENT

7.1  UNANIMOUS SHAREHOLDERS AGREEMENT

This Agreement is deemed be a unanimous shareholders agreement and is subject to the provisions relating to unanimous shareholders agreements contained in the Act.

                                   ARTICLE 8
                                    GENERAL

8.1  ARBITRATION

All disputes arising out of or in connection with this Agreement, or in respect of any defined legal relationship associated therewith or derived therefrom, will be referred to and finally resolved by arbitration under the Rules of the British Columbia International Commercial Arbitration Centre. The appointing authorities will be the British Columbia International Commercial Arbitration Centre. The case will be administered by the British Columbia International Commercial Arbitration Centre in accordance with its "Procedures for Cases Under the BCICAC Rules". The place of arbitration will be Vancouver, British Columbia, Canada.

8.2  GOVERNING LAW AND ATTORNMENT

This Agreement will be governed by and construed in accordance with the substantive laws of Alberta and the federal laws of Canada applicable in Alberta, without regard to the conflict of law rules of Alberta. Subject to section 8.1, the parties irrevocably submit to and accept generally and unconditionally the exclusive jurisdiction of the courts and appellate courts of Alberta with respect to any legal action or proceeding which may be brought at any time relating in any way to this Agreement. Each of the parties irrevocably waives any objection it may now or in the future have to the venue of any such action or proceeding, and any claim it may now or in the future have that any such action or proceeding has been brought in an inconvenient forum.

8.3  TIME OF THE ESSENCE OF THE AGREEMENT

Unless otherwise specifically provided in this Agreement, time will be of the essence of this Agreement and of the transactions contemplated by this Agreement.


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

8.4  REMEDIES NOT EXCLUSIVE

The remedies provided to the parties under this Agreement are cumulative and not exclusive to each other, and any such remedy will not be deemed or construed to affect any right which any of the parties is entitled to seek at law, in equity or by statute.

8.5  NOTICES

Any notice, direction, request or other communication required or contemplated by any provision of this Agreement will be given in writing and will be given by delivering or faxing same to the parties as follows:

     (a)  To WFCL at:

          Suite 1510 - 1066 West Hastings Street
          Vancouver, British Columbia
          V6E 3X1

          Attention:        Mr. Stephen Stow
          Fax No.:          (604) 681-6822

     (b)  To Ledcor or LIL at:

          Suite 1000 - 1066 West Hastings Street
          Vancouver, British Columbia  V6E 2X1

          Attention:        Mr. David Lede
          Fax No.:          (604) 681-1606

     (c)  To the Corporation at:

          Ledcor Industries Limited
          Suite 1000 - 1066 West Hastings Street
          Vancouver, British Columbia  V6E 2X1

          Attention:        Mr. David Lede
          Fax No.:          (604) 681-1606

          with a copy to:

          Suite 1510 - 1066 West Hastings Street
          Vancouver, British Columbia  V6E 3X1

          Attention:        Mr. Stephen Stow
          Fax No.:          (604) 681- 6822

Any such notice, direction, request or other communication will be deemed to have been given or made on the date on which it was delivered or, in the case of fax, on the next business day after receipt of transmission. Any party may change its fax number or address for service from time to time by written notice in accordance with this section.

8.6  COUNTERPARTS

This Agreement may be executed in any number of counterparts with the same effect as if all parties had signed the same document. All of these counterparts will for all purposes constitute one agreement, binding on the parties, notwithstanding that all parties are not signatories to the same counterpart. A fax transcribed copy or photocopy of this Agreement executed by a party in counterpart or otherwise will constitute a properly executed, delivered and binding agreement or counterpart of the executing party.

8.7  WAIVER

No failure or delay on the part of any party in exercising any power or right under this Agreement will operate as a waiver of such power or right. No single or partial exercise of any right or power under this Agreement will preclude any further or other exercise of such right or power. No modification or waiver of any provision of this Agreement and no consent to any departure by any party from any provision of this Agreement will be effective until the same is in writing. Any such waiver or consent will be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on any party in any circumstances will entitle such party to any other or further notice or demand in similar or other circumstances.

8.8  FURTHER ASSURANCES

Each of the parties will promptly execute and deliver to the other at the cost of the other such further documents and assurances and take such further actions as the other may from time to time request in order to more effectively carry out the intent and purpose of this Agreement and to establish and protect the rights, interests and remedies intended to be created in favour of the other.

8.9  ENTIRE AGREEMENT

This Agreement and any documents and agreements to be delivered pursuant to this Agreement supersede all previous invitations, proposals, letters, correspondence, negotiations, promises, agreements, covenants, conditions, representations and warranties with respect to the subject matter of this Agreement. There is no representation, warranty, collateral term or condition or collateral agreement affecting this Agreement, other than as expressed in writing in this Agreement.

8.10 AMENDMENTS

No change or modification of this Agreement will be valid unless it is in writing and signed by each party to this Agreement.

8.11 INVALIDITY OF PARTICULAR PROVISION

If any provision of this Agreement or any part of any provision (in this section called the "Offending Provision") is declared or becomes unenforceable, invalid or illegal for any reason whatsoever including, without limiting the generality of the foregoing, a decision by any competent courts, legislation, statutes, bylaws or regulations or any other requirements having the force of law, then the remainder of this Agreement will remain in full force and effect as if this Agreement had been executed without the Offending Provision.

8.12 CURRENCY

Unless otherwise specified all sums of money expressed in this Agreement are in the lawful money of Canada.

8.13 NUMBER AND GENDER

Unless the context of this Agreement otherwise requires, to the extent necessary so that each clause will be given the most reasonable interpretation, the singular number will include the plural and vice versa, the verb will be construed as agreeing with the word so substituted, words importing the masculine gender will include the feminine and neuter genders, words importing persons will include firms and corporations and words importing firms and corporations will include individuals.

8.14 HEADINGS AND CAPTIONS

The headings and captions of sections and paragraphs contained in this Agreement are all inserted for convenience of reference only and are not to be considered when interpreting this Agreement.

8.15 ACKNOWLEDGEMENT OF RECEIPT

Each of the parties acknowledges receiving an executed copy of this Agreement.

8.16 ENUREMENT

Subject to the restrictions on transfer contained in this Agreement, this Agreement will enure to the benefit of and be binding on the parties and their respective heirs, executors, administrators, successors and assigns.

IN WITNESS WHEREOF the parties have executed this Agreement on the dates stated below.

WORLDWIDE FIBER COMMUNICATIONS LTD.         LEDCOR INC.

Per: Signed                                 Per: Signed

----------------------------------          ----------------------------------
Signature                                   Signature

----------------------------------          ----------------------------------
Name                                        Name

----------------------------------          ----------------------------------
Title                                       Title

December 1, 1998                            December 1, 1998
----------------------------------          ----------------------------------
Date of Execution                           Date of Execution


LEDCOM HOLDINGS LTD.                        LEDCOR INDUSTRIES LIMITED

Per: Signed                                 Per: Signed

----------------------------------          ----------------------------------
Signature                                   Signature

----------------------------------          ----------------------------------
Name                                        Name

----------------------------------          ----------------------------------
Title                                       Title

December 1, 1998                            December 1, 1998
----------------------------------          ----------------------------------
Date of Execution                           Date of Execution